Exhibit 99.1

            Team, Inc. Announces Organization Realignment

            President to Retire; Additional Officers Named

    ALVIN, Texas--(BUSINESS WIRE)--April 25, 2007--Team, Inc.
(NASDAQ:TISI) today announced the planned realignment of its senior management team that will become effective on June 1, 2007 with the beginning of its new fiscal year.

    Ken Tholan, 68, Team's President and Chief Operating Officer, will retire at the end of this fiscal year. "Through his leadership and passion for the business during his eleven years at Team, Ken has played a key role in Team's success. We thank him for his outstanding service to our Company and wish him all the best," said Phil Hawk, Team's Chairman and Chief Executive Officer.

    With Ken's retirement, the senior management responsibilities will be realigned under six Senior Vice Presidents, three of whom are being newly elected to corporate officer positions. All six senior vice presidents will report directly to Phil Hawk who remains as Chairman and CEO.

    John (Pat) Kearns, 50, is Senior Vice President, Operations Support and Technology Development. Pat leads Team's safety, manufacturing, engineering, equipment centers, technical training, operations support, quality, and certain specialized service activities.

    Ted Owen, 55, is Senior Vice President and Chief Financial
Officer. Ted leads all of Team's financial and internal audit activities, information systems development and support, and investor relations activities.

    David Palmore, 51, elected to Senior Vice President, TMS Division, oversees the business and field operations of Team's mechanical services: on-stream leak repair, hot tapping, fugitive emission monitoring, field machining, bolting, and field valve repair.
Previously, David was Group Vice President, TMS Division.

    Greg Sangalis, 51, is Senior Vice President, Law, Organization Development, and Administration. Greg oversees human resources, benefits administration, risk management, recruiting, management training and legal activities. Greg is also Team's General Counsel and Corporate Secretary.

    Art Victorson, 45, elected to Senior Vice President, TCM Division, oversees the business and field operations of Team's inspection and heat treating service lines. Previously, Art was Group Vice President, TCM Division.

    Pete Wallace, 44, promoted to Senior Vice President, Commercial Support and Business Development. In this new position, Pete will lead Team's service line management, business development, branch operations support, marketing, and national procurement activities. Previously, Pete was Vice President and General Manager of the TMS Southeast Region.

    "I am delighted with our entire senior management team and our expanded leadership capacity as a result of the realignment. Working closely together and with our more than 3,000 Team colleagues, we will maintain our focus on safe, effective, efficient and responsive service and support to our customers while continuing to pursue growth opportunities related to both our service capabilities and business performance," said Hawk. "We are very well positioned strategically and organizationally for sustained attractive business growth."

    Headquartered in Alvin, Texas, Team Inc. is a leading provider of specialty and construction services required in maintaining high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries. The Company's inspection services also serve a broader customer base that includes the aerospace and automotive industries. Team offers these services in over 70 locations throughout the United States, Aruba, Canada, Singapore, Trinidad and Venezuela. The Company licenses its proprietary techniques and materials to various companies outside the United States and receives royalties based upon revenues earned by its licensees. Team Inc. common stock is traded on the NASDAQ Global Select Market under the ticker symbol "TISI".

    CONTACT: Team, Inc., Alvin
             Philip J. Hawk or Ted W. Owen, 281-331-6154